                                                                    EXHIBIT 4.5


                                     SEVENTH AMENDMENT dated as of March 31,
                          1995, to the Credit Agreement dated as of August 16, 1988, as amended and restated as of July 27, 1992, and as further amended prior to the date hereof (the "Credit Agreement"), among Northwestern Steel and Wire Company, an Illinois corporation ("NWS"), Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc.), a wholly-owned subsidiary of NWS ("NWS/Texas" and, together with NWS, the "Borrowers"), the lenders party thereto (the "Lenders") and Chemical Bank, as Agent for the Lenders (the "Agent").

                 The Borrowers have requested, subject to the terms and conditions set forth herein, that the Lenders approve the amendments to the Credit Agreement set forth in Section 1 of this Agreement in order to permit NWS to establish a subsidiary that will construct, own and operate a wire mesh plant in the State of Kentucky. Accordingly, the Borrowers, the undersigned Lenders and the Agent agree as follows:

                 SECTION 1. Amendments. (a) Article I of the Credit Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical positions:

                          "Kentucky Plant" shall mean the wire mesh plant
                 located in the State of Kentucky to be constructed, owned and operated by the Kentucky Subsidiary.

                          "Kentucky Subsidiary" shall mean a wholly-owned
                 subsidiary of NWS to be established for the purpose of constructing, owning and operating the Kentucky Plant.

                 (b) The definition of "Excess Cash Flow" in Article I of the Credit Agreement is hereby amended by inserting at the end of clause (iii) thereof the phrase "or any Indebtedness of the Kentucky Subsidiary to either Borrower".

                 (c) Clause (e) of Section 5.05 of the Credit Agreement is hereby amended by (i) deleting the words "within three Business Days after the end of each week and" at the beginning of such clause, and (ii) deleting the proviso to such clause that was added thereto pursuant to the Fifth Amendment dated as of June 7, 1994, to the Credit Agreement.

                 (d) Section 6.01 of the Credit Agreement is hereby amended by inserting in clause (g) thereof, after the reference to "NWS/Delaware", the words "or the Kentucky Subsidiary".

                 (e) Section 6.06 of the Credit Agreement is hereby amended by inserting in clause (v) thereof, after the reference to "NWS/Texas", the words "or the Kentucky Subsidiary".

                 (f) Section 6.16 of the Credit Agreement is hereby amended by (i) inserting at the end of the first parenthetical clause therein the phrase "and (c) the Kentucky Subsidiary" and (ii) inserting the following proviso at the end of the existing proviso to such Section:

         ; and provided further that (1) the sole business activity of the Kentucky Subsidiary shall be the acquisition, construction, ownership and operation of the assets comprising the Kentucky Plant and (2) the Kentucky Subsidiary shall not incur any Indebtedness other than Indebtedness owed to NWS or NWS/Texas and Indebtedness consisting of a Guarantee of the Obligations.

                 SECTION 2. Certain Agreements Regarding Kentucky Subsidiary. The Borrowers agree that (a) promptly following creation of the Kentucky Subsidiary (i) NWS will pledge, pursuant to the Pledge Agreement, all the outstanding shares of capital stock of the Kentucky Subsidiary, (ii) the Kentucky Subsidiary will Guarantee the Obligations pursuant to a guarantee agreement satisfactory in form and substance to the Agent and (iii) the Kentucky Subsidiary will become a party to the Security Agreement pursuant to an amendment or supplement thereto satisfactory in form and substance to the Collateral Agent, and shall take such action as shall be necessary, or as the Collateral Agent shall reasonably request, to perfect the liens and security interests granted thereunder, (b) any loans made by NWS or NWS/Texas to the Kentucky Subsidiary will be evidenced by promissory notes pledged pursuant to the Pledge Agreement and (c) the Borrowers will not permit the Kentucky Subsidiary to enter into any agreement or become subject to any other restriction that would impair the ability of the Kentucky Subsidiary to mortgage the Kentucky Plant to secure the obligations, if requested to do so by the Required Lenders following completion of the Kentucky Plant.

                 SECTION 3. Representations and Warranties. The Borrowers jointly and severally represent and warrant to each of the Lenders that, after giving effect to this Agreement:

                 (a) as of the date hereof, there exists no Event of Default or event which, with notice, lapse of time or both, would constitute an Event of Default;

                 (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

                 (c) as of the date hereof, the Borrowers have performed all obligations to be performed on their part as set forth in the Credit Agreement and the other Loan Documents.

                 SECTION 4. Conditions of Effectiveness. This Agreement shall become effective upon receipt by the Agent (or its counsel) of counterparts of this Agreement which, when taken together, bear the signatures of each Borrower and the Required Lenders.

                 SECTION 5. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                 SECTION 7. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                 SECTION 8. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Agent or any Lender in connection with this Agreement.

                 SECTION 9. Headings. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                 SECTION 10. Capitalized Terms. Unless otherwise specified, capitalized terms used herein shall have the respective meanings assigned thereto in the Credit Agreement.


                 IN WITNESS WHEREOF, the Borrowers, the Agent and the undersigned Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                      NORTHWESTERN STEEL AND WIRE COMPANY,
                                      an Illinois corporation,


                                       by _____________________________________
                                          Name:
                                          Title:

                                      NORTHWESTERN STEEL AND WIRE COMPANY,
                                      a Texas corporation,


                                       by ______________________________________
                                          Name:
                                          Title:

                                      CHEMICAL BANK, in its capacity as a
                                       Lender and as Agent,
                                        by ____________________________________
                                           Name:
                                           Title:

                                        MARINE MIDLAND BUSINESS LOANS, INC.,


                                         by ___________________________________
                                            Name:
                                            Title:

                                        WELLS FARGO BANK, N.A.,


                                         by ___________________________________
                                            Name:
                                            Title:

                                        THE TRAVELERS INSURANCE COMPANY,


                                          by __________________________________
                                             Name:
                                             Title:

                                        THE TRAVELERS INDEMNITY COMPANY,


                                          by __________________________________
                                             Name:
                                             Title:

                                        THE PHOENIX INSURANCE COMPANY,


                                          by __________________________________
                                             Name:
                                             Title:

                                        THE TRAVELERS INSURANCE COMPANY
                                        (AS TO SEPARATE ACCOUNT D),


                                          by __________________________________
                                             Name:
                                             Title:

                                        HELLER FINANCIAL, INC.,


                                         by ___________________________________
                                            Name:
                                            Title: